Exhibit 99.1

Lindblad Expeditions Holdings, Inc.

Investor Contact:

John T. McClain, Chief Financial Officer

Lindblad Expeditions Holdings, Inc.

(212) 261-9008

Lindblad Expeditions Holdings, Inc. Acquires Control of Natural Habitat, Inc.

Land-Based Adventure Travel and Ecotourism Leader Broadens Lindblad’s Platform and Adds World Wildlife Fund Relationship

New York, New York, May 5, 2016 – Lindblad Expeditions Holdings, Inc. (“Lindblad”) (NASDAQ: LIND) today announced that it has acquired 80.1% of the outstanding common stock of Natural Habitat, Inc. (“Natural Habitat” or “Nat Hab”), a leading adventure travel and ecotourism company based in Boulder, Colorado. Natural Habitat was previously owned by Gaiam, Inc. (“Gaiam”) (NASDAQ: GAIA), a leading brand focused on wellness and fitness, and Ben Bressler, Natural Habitat’s Founder and President. Mr. Bressler will retain an ownership interest of 19.9% in Nat Hab and will continue as President of the new Lindblad subsidiary. The transaction is expected to be accretive to earnings per share, exclusive of any purchase accounting adjustments.

Natural Habitat is a leading adventure travel and ecotourism company with a focus on responsible land-based travel. Adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures, small-group Galapagos tours and African safaris. Natural Habitat offers eco-conscious expeditions from Antarctica to Zambia with a multitude of adventures in between. Since 2003, Natural Habitat has partnered with World Wildlife Fund (“WWF”) to offer conservation travel, sustainable travel that directly protects nature. As part of this transaction, WWF extended the end date of this agreement from December 31, 2018 to December 31, 2023.

The acquisition of Nat Hab provides Lindblad a platform for expansion into land-based offerings with a partner that has a strong, trusted and complementary brand and a shared focus on nature and conservation. Lindblad expects to market its ship-based trips to Natural Habitat’s customer database while simultaneously marketing Natural Habitat’s offerings to its own customer database, expanding the market reach of both businesses. For the year ended December 31, 2015, Natural Habitat realized net revenues of approximately $41 million, EBITDA of approximately $3.7 million and net income of approximately $1.5 million.

Sven-Olof Lindblad, President and Chief Executive Officer of Lindblad, stated: “I’ve known and interacted with Natural Habitat and its President, Ben Bressler, for over a decade.  Knowing our travel audience has diverse interests beyond sea-going expeditions, Nat Hab offers a perfect complement on land to what we do with ships.  They are a focused, quality-oriented enterprise while, at the same time, understand the imperative for supporting important conservation work in areas visited from both a moral and business objective.  We look forward to a productive partnership to broaden our offerings and our impact in the world’s wild places.”

Ben Bressler, Natural Habitat’s Founder and President, stated: “Natural Habitat has experienced exceptional growth over the last several years via a focus on the core business and our commitment to enhancing the value proposition of our offerings. We have developed a strong relationship with Lindblad over the years and recognize it as a leader in expedition travel. It has a clear track record of supporting and growing its brand. We are confident that we have found the right strategic partner to help evolve our business and we look forward to collaborating with Lindblad to enhance and grow the Natural Habitat brand.”

The purchase price for the 80.1% interest in Natural Habitat was approximately $20 million and was financed through a combination of cash on hand ($14.85 million), Lindblad stock ($2.65 million, or 264,208 shares) and a note (approximately $2.5 million). Gaiam’s 51% ownership interest in Natural Habitat was acquired for cash, while the shares acquired from Mr. Bressler were purchased through a combination of cash, Lindblad stock and a note. Mr. Bressler’s remaining 19.9% interest is subject to an arrangement providing for put/call rights that generally cannot be exercised, with certain exceptions, until 2020.

Conference Call Scheduled

Lindblad Expeditions Holdings, Inc. will host a conference call to review the transaction on Thursday, May 5, at 2:00 pm EDT. Investors may listen to the conference call by dialing 1-844-378-6487 toll free in the U.S. or 1-412-542-4182 internationally. To access the replay, please select the link below.

http://investors.expeditions.com/Events-and-Presentations

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that works in partnership with National Geographic on its ship-based voyages to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

About Gaiam, Inc.
Gaiam, Inc. is a leading lifestyle company for yoga, fitness and wellness products and content. With a wide distribution network that consists of approximately 38,000 retail doors, 19,000 store within stores, 5,000 category management locations, and e-commerce, Gaiam is dedicated to making yoga, fitness and wellness accessible to all. Gaiam TV is a global digital subscription service with approximately 7,000 exclusive videos available for streaming and download. Gaiam dominates the health and wellness category and owns the largest library of conscious media.

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include our financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe Lindblad’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) changes adversely affecting the business in which we are engaged; (ii) management of our growth and our ability to execute on our planned growth; (iii) general economic conditions; (iv) our business strategy and plans; (v) compliance with applicable laws and regulations; (vi) compliance with the financial and/or operating covenants in our amended credit agreement; (vii) adverse publicity regarding the cruise industry in general; (viii) loss of business due to competition; (ix) the result of future financing efforts; (x) the inability to meet revenue and Adjusted EBITDA projections; and (xi) those risks described in our filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Lindblad undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of Lindblad’s website.

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